Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES SECOND-QUARTER 2018 FINANCIAL RESULTS

Better-Than-Expected Second-Quarter Results

Record First-Half Revenue, Net Bookings A, and EPS

Record Second-Quarter Mobile Revenue and Mobile Net Bookings A

Santa Monica, CA – August 2, 2018 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced second-quarter 2018 results.

“This was another strong quarter for Activision Blizzard. Our portfolio of global franchises enabled us to deliver record first half revenues and earnings per share,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “This past weekend we held the Overwatch League TM Grand Finals. We had a very successful first season as we enhanced our leadership position in esports. And, today we announced two additional Overwatch League franchise sales at record prices, adding Atlanta, Georgia and Guangzhou, China to our league. We plan to announce additional franchises over the next few months.”

Financial Metrics:

	Second Quarter

		Prior
(in millions, except EPS)	2018	Outlook*	2017

GAAP Net Revenues	$1,641	$1,555	$1,631
Impact of GAAP deferralsB	$(256)	$(205)	$(213)

GAAP EPS	$0.52	$0.26	$0.32
Non-GAAP EPS	$0.62	$0.46	$0.55
Impact of GAAP deferralsB	$(0.21)	$(0.15)	$(0.12)

    * Prior outlook was provided by the company on May 3, 2018 in its earnings release.

For the quarter ended June 30, 2018, Activision Blizzard’s net revenues presented in accordance with GAAP were a Q2 record $1.64 billion, as compared with $1.63 billion for the second quarter of 2017. GAAP net revenues from digital channels were $1.26 billion. GAAP operating margin was 26%. GAAP earnings per diluted share were a Q2 record $0.52, as compared with $0.32 for the second quarter of 2017.

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Activision Blizzard Announces Q2 2018 Financial Results

For the quarter ended June 30, 2018, on a non-GAAP basis, Activision Blizzard’s operating margin was 35% and earnings per diluted share were a Q2 record $0.62, as compared with $0.55 for the second quarter of 2017.

For the quarter ended June 30, 2018, operating cash flow was $9 million. For the trailing twelve-month period, operating cash flow was $2.08 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Operating Metric:

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

For the quarter ended June 30, 2018, Activision Blizzard’s net bookingsA were $1.38 billion, as compared with $1.42 billion for the second quarter of 2017. Net bookingsA from digital channels were $1.20 billion, as compared with $1.28 billion for the second quarter of 2017.

Selected Business Highlights:

Activision Blizzard’s consistent second-quarter results illustrate the enduring nature of our franchises. In the second half of 2018, we have several exciting launches which we expect to drive strong full-year results.

Audience Reach

•                 Activision Blizzard had 352 million Monthly Active Users (MAUs)C in the quarter.

•                 Activision had 45 million MAUsC. Call of Duty®: World War II continued to have more MAUsC than the prior franchise release. Pre-orders for Call of Duty: Black Ops 4 are strong. Black Ops 3 MAUsC grew quarter-over-quarter and, in June, reached the highest level for this year as over 15 million players geared up for the October 12th  release of Black Ops 4. During the quarter, Destiny 2 released its second expansion, Warmind, with higher attach rates than Destiny 1’s second expansion, and Destiny 2 MAUsC grew quarter-over-quarter. Crash Bandicoot™ N. Sane Trilogy successfully launched for Xbox One, Switch, and PC in the quarter with strong performance.

•                 Blizzard had 37 million MAUsC  ahead of significant content coming in the second half of 2018. World of Warcraft® momentum remains high ahead of the upcoming expansion, Battle for Azeroth™, which is seeing strong pre-orders. Blizzard is building on the excitement around the Overwatch League with further Overwatch® esports events, and a continuous stream of content for the game in the second half of this year, including seasonal events, maps, heroes, and new cosmetic items. Pre-purchases for the upcoming Hearthstone® expansion, The Boomsday Project™, are tracking ahead of any prior expansion at the same point in time pre-release.

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Activision Blizzard Announces Q2 2018 Financial Results

•                 King had 270 million MAUsC. Candy Crush Saga™ mobile MAUsC were stable quarter-over-quarter and grew year-over-year. King’s engagement remained strong with daily time spent per user at 36 minutes.

Deep Engagement

•                 The Overwatch League held its Grand Finals event at Barclays Center in New York on June 27-28. The Grand Finals had a sold-out live audience and millions of global viewers watched on TV networks and streaming platforms. The hard-to-reach 18 to 34 demographic made up approximately 70% of the global audience.

•                 Activision’s Call of Duty World League continued to enjoy momentum with year-to-date minutes watched up 50% year-over-year heading into its championships in Columbus, Ohio later this month.

Player Investment

•                 Activision Blizzard delivered $1 billion of in-game net bookingsA in the second quarter and a record of approximately $2 billion year-to-date.

•                 Activision had record Q2 in-game net bookings A, driven by Call of Duty: WWII, Call of Duty: Black Ops 3, and Destiny 2.

•                 This quarter, King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the nineteenth quarter in a row, with Candy Crush Saga at #1 again.1 Overall Candy Crush™ franchise net bookings A grew double digits year-over-year.

•                 King’s advertising business was profitable for the second quarter in a row with net bookings A growing sequentially.

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsB

CY 2018
Net Revenues	$7,355	$7,355	$120
EPS	$1.84	$2.46	$0.12
Fully Diluted Shares	774	774
Q3 2018
Net Revenues	$1,490	$1,490	$125
EPS	$0.16	$0.37	$0.10
Fully Diluted Shares	772	772

Net bookingsA (operating metric) is expected to be $7.48 billion for 2018 and $1.61 billion for the third quarter of 2018.

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Activision Blizzard Announces Q2 2018 Financial Results

Currency Assumptions for 2018 Outlook:

•                 $1.21 USD/Euro for current outlook (vs. average of $1.12 for 2017 and $1.11 for 2016); and

•                 $1.35 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Capital Allocation:

The company paid a cash dividend of $0.34 per common share, up 13% year-over-year, in May 2018 to shareholders of record at the close of business on March 30, 2018. Cash payments totaled $259 million. The Board of Directors has authorized a debt paydown of up to $1.8 billion during 2018, and the company expects to utilize the full authorization in Q3.

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2018 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-548-4713 in the U.S. with passcode 1068570.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny, and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™,  Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for second quarter of 2018.

A Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

B Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

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Activision Blizzard Announces Q2 2018 Financial Results

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•                  significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

5

Activision Blizzard Announces Q2 2018 Financial Results

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products, and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres and modes, and preferences among platforms; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses and the potential impact of our expansion into new businesses on our existing businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain, and motivate key personnel and developers that can create high-quality titles, products, and services; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; potential data breaches and other cybersecurity risks; shifts in consumer spending trends; capital market risks; the impact of applicable laws, rules, and regulations, including changes in those laws, rules, and regulations; domestic and international economic, financial, and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018 [1]	2017	2018 [1]	2017
Net revenues
Product sales	$464	$481	$1,184	$989
Subscription, licensing, and other revenues [2]	1,177	1,150	2,423	2,367
Total net revenues	1,641	1,631	3,607	3,356

Costs and expenses
Cost of revenues—product sales:
Product costs	126	130	289	273
Software royalties, amortization, and intellectual property licenses	49	75	194	163
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	250	236	521	468
Software royalties, amortization, and intellectual property licenses	85	120	169	242
Product development	255	252	513	478
Sales and marketing	226	308	477	554
General and administrative	216	171	415	347
Total costs and expenses	1,207	1,292	2,578	2,525

Operating income	434	339	1,029	831
Interest and other expense (income), net	26	46	54	85
Income before income tax expense	408	293	975	746

Income tax expense	6	50	73	77

Net income	$402	$243	$902	$669

Basic earnings per common share	$0.53	$0.32	$1.19	$0.89
Weighted average common shares outstanding	761	754	760	752

Diluted earnings per common share	$0.52	$0.32	$1.17	$0.88
Weighted average common shares outstanding assuming dilution	770	764	770	763

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and six months ended June 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

2                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)

	June 30, 2018 [1]	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$4,857	$4,713
Accounts receivable, net	418	918
Inventories, net	36	46
Software development	320	367
Other current assets	503	476
Total current assets	6,134	6,520
Software development	131	86
Property and equipment, net	281	294
Deferred income taxes, net	324	459
Other assets	415	440
Intangible assets, net	910	1,106
Goodwill	9,763	9,763
Total assets	$17,958	$18,668

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$167	$323
Deferred revenues	832	1,929
Accrued expenses and other liabilities	1,061	1,411
Total current liabilities	2,060	3,663
Long-term debt, net	4,394	4,390
Deferred income taxes, net	13	21
Other liabilities	1,145	1,132
Total liabilities	7,612	9,206

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,867	10,747
Treasury stock	(5,563)	(5,563)
Retained earnings	5,647	4,916
Accumulated other comprehensive loss	(605)	(638)
Total shareholders’ equity	10,346	9,462
Total liabilities and shareholders’ equity	$17,958	$18,668

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and six months ended June 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended June 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,641	$126	$49	$250	$85	$255	$226	$216	$1,207
Share-based compensation[1]	—	—	(2)	—	—	(18)	(5)	(32)	(57)
Amortization of intangible assets[2]	—	—	—	—	(75)	—	—	(2)	(77)
Non-GAAP Measurement	$1,641	$126	$47	$250	$10	$237	$221	$182	$1,073

Net effect of deferred revenues and related cost of revenues[3]	$(256)	$(44)	$(46)	$(1)	$17	$—	$—	$—	$(74)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$434	$402	$0.53	$0.52
Share-based compensation[1]	57	57	0.07	0.07
Amortization of intangible assets[2]	77	77	0.10	0.10
Income tax impacts from items above[4]	—	(37)	(0.05)	(0.05)
Discrete tax-related items[5]	—	(25)	(0.03)	(0.03)
Non-GAAP Measurement	$568	$474	$0.62	$0.62

Net effect of deferred revenues and related cost of revenues[3]	$(182)	$(159)	$(0.21)	$(0.21)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

4                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

5                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Six Months Ended June 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,607	$289	$194	$521	$169	$513	$477	$415	$2,578
Share-based compensation[1]	—	—	(5)	(1)	—	(32)	(9)	(64)	(111)
Amortization of intangible assets[2]	—	—	—	—	(148)	—	(44)	(4)	(196)
Non-GAAP Measurement	$3,607	$289	$189	$520	$21	$481	$424	$347	$2,271

Net effect of deferred revenues and related cost of revenues[3]	$(838)	$(120)	$(165)	$(5)	$9	$—	$—	$—	$(281)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,029	$902	$1.19	$1.17
Share-based compensation[1]	111	111	0.15	0.14
Amortization of intangible assets[2]	196	196	0.26	0.25
Income tax impacts from items above[4]	—	(106)	(0.14)	(0.14)
Discrete-tax related items[5]	—	(25)	(0.03)	(0.03)
Non-GAAP Measurement	$1,336	$1,078	$1.42	$1.40

Net effect of deferred revenues and related cost of revenues[3]	$(557)	$(469)	$(0.62)	$(0.61)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

4                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

5                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,631	$130	$75	$236	$120	$252	$308	$171	$1,292
Share-based compensation[1]	—	—	(3)	—	—	(14)	(4)	(18)	(39)
Amortization of intangible assets[2]	—	—	—	—	(114)	—	(78)	(2)	(194)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(5)	(5)
Other non-cash charges[4]	—	—	—	—	—	—	—	1	1
Non-GAAP Measurement	$1,631	$130	$72	$236	$6	$238	$226	$147	$1,055

Net effect of deferred revenues and related cost of revenues[5]	$(213)	$(44)	$(68)	$1	$3	$—	$—	$—	$(108)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$339	$243	$0.32	$0.32
Share-based compensation[1]	39	39	0.05	0.05
Amortization of intangible assets[2]	194	194	0.26	0.25
Fees and other expenses related to the King Acquisition[3]	5	6	0.01	0.01
Other non-cash charges[4]	(1)	(1)	—	—
Loss on extinguishment of debt[6]	—	12	0.02	0.02
Income tax impacts from items above[7]	—	(75)	(0.10)	(0.10)
Non-GAAP Measurement	$576	$418	$0.55	$0.55

Net effect of deferred revenues and related cost of revenues[5]	$(105)	$(86)	$(0.11)	$(0.12)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

6                    Reflects the loss on extinguishment of debt from refinancing activities.

7                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,356	$273	$163	$468	$242	$478	$554	$347	$2,525
Share-based compensation[1]	—	—	(7)	(1)	—	(27)	(7)	(31)	(73)
Amortization of intangible assets[2]	—	—	(1)	—	(224)	—	(155)	(4)	(384)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(9)	(9)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(15)	(15)
Non-GAAP Measurement	$3,356	$273	$155	$467	$18	$451	$392	$277	$2,033

Net effect of deferred revenues and related cost of revenues[6]	$(742)	$(101)	$(137)	$(3)	$—	$—	$—	$—	$(241)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$831	$669	$0.89	$0.88
Share-based compensation[1]	73	73	0.10	0.10
Amortization of intangible assets[2]	384	384	0.51	0.50
Fees and other expenses related to the King Acquisition[3]	9	15	0.02	0.02
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	15	15	0.02	0.02
Loss on extinguishment of debt[7]	—	12	0.02	0.02
Income tax impacts from items above[8]	—	(215)	(0.28)	(0.28)
Non-GAAP Measurement	$1,323	$964	$1.28	$1.26

Net effect of deferred revenues and related cost of revenues[6]	$(501)	$(395)	$(0.52)	$(0.51)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                    Reflects the loss on extinguishment of debt from refinancing activities.

8                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Six Months Ended June 30, 2018 and 2017

(Amounts in millions)

Three Months Ended:	June 30, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$338	$485	$502	$1,325	$22	$(81)	$22	$(37)
Intersegment net revenues[1]	—	4	—	4	—	4	—	4
Segment net revenues	$338	$489	$502	$1,329	$22	$(77)	$22	$(33)

Segment operating income	$84	$133	$169	$386	$(3)	$(92)	$5	$(90)

Operating Margin				29.0%

	June 30, 2017
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$316	$566	$480	$1,362
Intersegment net revenues[1]	—	—	—	—
Segment net revenues	$316	$566	$480	$1,362

Segment operating income	$87	$225	$164	$476

Operating Margin				34.9%

Six Months Ended:	June 30, 2018				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$651	$964	$1,036	$2,651	$119	$(45)	$82	$156
Intersegment net revenues[1]	—	6	—	6	—	6	—	6
Segment net revenues	$651	$970	$1,036	$2,657	$119	$(39)	$82	$162

Segment operating income	$175	$255	$360	$790	$64	$(129)	$30	$(35)

Operating Margin				29.7%

	June 30, 2017
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$532	$1,009	$954	$2,495
Intersegment net revenues[1]	—	—	—	—
Segment net revenues	$532	$1,009	$954	$2,495

Segment operating income	$111	$384	$330	$825

Operating Margin				33.1%

1       Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organizational structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Six Months Ended June 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation to consolidated net revenues:
Segment net revenues	$1,329	$1,362	$2,657	$2,495
Revenues from non-reportable segments[1]	60	56	118	119
Net effect from recognition (deferral) of deferred net revenues[2]	256	213	838	742
Elimination of intersegment revenues[3]	(4)	—	(6)	—
Consolidated net revenues	$1,641	$1,631	$3,607	$3,356

Reconciliation to consolidated income before income tax expense:
Segment operating income	$386	$476	$790	$825
Operating income from non-reportable segments[1]	—	(5)	(11)	(3)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	182	105	557	501
Share-based compensation expense	(57)	(39)	(111)	(73)
Amortization of intangible assets	(77)	(194)	(196)	(384)
Fees and other expenses related to the King Acquisition[4]	—	(5)	—	(9)
Restructuring costs[5]	—	—	—	(11)
Other non-cash charges[6]	—	1	—	(15)
Consolidated operating income	434	339	1,029	831
Interest and other expense (income), net	26	46	54	85
Consolidated income before income tax expense	$408	$293	$975	$746

1                    Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three and Six Months Ended June 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$1,259	77%	$1,309	80%	$(50)	(4)%
Retail channels	278	17	260	16	18	7
Other[4]	104	6	62	4	42	68
Total consolidated net revenues	$1,641	100%	$1,631	100%	$10	1

Change in deferred revenues[5]
Digital online channels[3]	$(62)		$(31)
Retail channels	(202)		(180)
Other[4]	8		(2)
Total changes in deferred revenues	$(256)		$(213)

	Six Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[3]	$2,720	75%	$2,694	80%	$26	1%
Retail channels	690	19	529	16	161	30
Other[4]	197	5	133	4	64	48
Total consolidated net revenues	$3,607	100%	$3,356	100%	$251	7

Change in deferred revenues[5]
Digital online channels[3]	$(319)		$(350)
Retail channels	(533)		(385)
Other[4]	14		(7)
Total changes in deferred revenues	$(838)		$(742)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and six months ended June 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Three Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the three months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Three Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$333	$420	$510	$—	$(4)	$1,259
Retail channels	259	19	—	—	—	278
Other[2]	—	49	—	55	—	104
Total consolidated net revenues	$592	$488	$510	$55	$(4)	$1,641

Change in deferred revenues[3]:
Digital online channels[1]	$(58)	$4	$(8)	$—	$—	$(62)
Retail channels	(196)	(6)	—	—	—	(202)
Other[2]	—	3	—	5	—	8
Total change in deferred revenues	$(254)	$1	$(8)	$5	$—	$(256)

Segment net revenues:
Digital online channels[1]	$275	$424	$502	$—	$(4)	$1,197
Retail channels	63	13	—	—	—	76
Other[2]	—	52	—	60	—	112
Total segment net revenues	$338	$489	$502	$60	$(4)	$1,385

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL - SUPPLEMENTAL INFORMATION

For the Six Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by distribution channel for the six months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by distribution channel were as follows:

	Six Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Distribution Channel:
Digital online channels[1]	$809	$875	$1,042	$—	$(6)	$2,720
Retail channels	656	33	1	—	—	690
Other[2]	—	89	—	108	—	197
Total consolidated net revenues	$1,465	$997	$1,043	$108	$(6)	$3,607

Change in deferred revenues[3]:
Digital online channels[1]	$(290)	$(23)	$(6)	$—	$—	$(319)
Retail channels	(524)	(8)	(1)	—	—	(533)
Other[2]	—	4	—	10	—	14
Total change in deferred revenues	$(814)	$(27)	$(7)	$10	$—	$(838)

Segment net revenues:
Digital online channels[1]	$519	$852	$1,036	$—	$(6)	$2,401
Retail channels	132	25	—	—	—	157
Other[2]	—	93	—	118	—	211
Total segment net revenues	$651	$970	$1,036	$118	$(6)	$2,769

1                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three and Six Months Ended June 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$565	34%	$568	35%	$(3)	(1)%
PC	451	27	508	31	(57)	(11)
Mobile and ancillary[3]	521	32	493	30	28	6
Other[4]	104	6	62	4	42	68
Total consolidated net revenues	$1,641	100%	$1,631	100%	$10	1

Change in deferred revenues[5]
Console	$(232)		$(203)
PC	(28)		(15)
Mobile and ancillary[3]	(4)		7
Other[4]	8		(2)
Total changes in deferred revenues	$(256)		$(213)

	Six Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,382	38%	$1,182	35%	$200	17%
PC	971	27	1,072	32	(101)	(9)
Mobile and ancillary[3]	1,057	29	969	29	88	9
Other[4]	197	5	133	4	64	48
Total consolidated net revenues	$3,607	100%	$3,356	100%	$251	7

Change in deferred revenues[5]
Console	$(740)		$(577)
PC	(97)		(161)
Mobile and ancillary[3]	(15)		3
Other[4]	14		(7)
Total changes in deferred revenues	$(838)		$(742)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and six months ended June 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

4                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

5                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Three Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the three months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Three Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$520	$45	$—	$—	$—	$565
PC	69	347	39	—	(4)	451
Mobile and ancillary[1]	3	47	471	—	—	521
Other[2]	—	49	—	55	—	104
Total consolidated net revenues	$592	$488	$510	$55	$(4)	$1,641

Change in deferred revenues[3]:
Console	$(233)	$1	$—	$—	$—	$(232)
PC	(21)	(6)	(1)	—	—	(28)
Mobile and ancillary[1]	—	3	(7)	—	—	(4)
Other[2]	—	3	—	5	—	8
Total change in deferred revenues	$(254)	$1	$(8)	$5	$—	$(256)

Segment net revenues:
Console	$287	$46	$—	$—	$—	$333
PC	48	341	38	—	(4)	423
Mobile and ancillary[1]	3	50	464	—	—	517
Other[2]	—	52	—	60	—	112
Total segment net revenues	$338	$489	$502	$60	$(4)	$1,385

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM - SUPPLEMENTAL INFORMATION

For the Six Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by platform for the six months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by platform were as follows:

	Six Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[4]	Total
Net Revenues by Platform:
Console	$1,289	$93	$—	$—	$—	$1,382
PC	169	726	82	—	(6)	971
Mobile and ancillary[1]	7	89	961	—	—	1,057
Other[2]	—	89	—	108	—	197
Total consolidated net revenues	$1,465	$997	$1,043	$108	$(6)	$3,607

Change in deferred revenues[3]:
Console	$(723)	$(17)	$—	$—	$—	$(740)
PC	(91)	(6)	—	—	—	(97)
Mobile and ancillary[1]	—	(8)	(7)	—	—	(15)
Other[2]	—	4	—	10	—	14
Total change in deferred revenues	$(814)	$(27)	$(7)	$10	$—	$(838)

Segment net revenues:
Console	$566	$76	$—	$—	$—	$642
PC	78	720	82	—	(6)	874
Mobile and ancillary[1]	7	81	954	—	—	1,042
Other[2]	—	93	—	118	—	211
Total segment net revenues	$651	$970	$1,036	$118	$(6)	$2,769

1                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

2                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

4                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three and Six Months Ended June 30, 2018 and 2017

(Amounts in millions)

	Three Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$900	55%	$858	53%	$42	5%
EMEA[3]	552	34	538	33	14	3
Asia Pacific	189	12	235	14	(46)	(20)
Total consolidated net revenues	$1,641	100%	$1,631	100%	$10	1

Change in deferred revenues[4]
Americas	$(141)		$(129)
EMEA[3]	(100)		(72)
Asia Pacific	(15)		(12)
Total changes in deferred revenues	$(256)		$(213)

	Six Months Ended
	June 30, 2018		June 30, 2017		$ Increase	% Increase
	Amount[1]	% of Total[2]	Amount	% of Total[2]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,966	55%	$1,787	53%	$179	10%
EMEA[3]	1,239	34	1,092	33	147	13
Asia Pacific	402	11	477	14	(75)	(16)
Total consolidated net revenues	$3,607	100%	$3,356	100%	$251	7

Change in deferred revenues[4]
Americas	$(474)		$(438)
EMEA[3]	(302)		(234)
Asia Pacific	(62)		(70)
Total changes in deferred revenues	$(838)		$(742)

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as of and for the three and six months ended June 30, 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

2                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

3                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Three Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the three months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Three Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$349	$239	$315	$—	$(3)	$900
EMEA[1]	199	155	144	55	(1)	552
Asia Pacific	44	94	51	—	—	189
Total consolidated net revenues	$592	$488	$510	$55	$(4)	$1,641

Change in deferred revenues[2]:
Americas	$(143)	$7	$(5)	$—	$—	$(141)
EMEA[1]	(97)	(6)	(2)	5	—	(100)
Asia Pacific	(14)	—	(1)	—	—	(15)
Total change in deferred revenues	$(254)	$1	$(8)	$5	$—	$(256)

Segment net revenues:
Americas	$206	$246	$310	$—	$(3)	$759
EMEA[1]	102	149	142	60	(1)	452
Asia Pacific	30	94	50	—	—	174
Total segment net revenues	$338	$489	$502	$60	$(4)	$1,385

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION - SUPPLEMENTAL INFORMATION

For the Six Months Ended June 30, 2018

(Amounts in millions)

As a result of our adoption of the new revenue accounting standard, net revenues by geographic region for the six months ended June 30, 2018, includes a reconciliation to our segment revenues as disclosed for each of our reportable segments. Net revenues by geographic region were as follows:

	Six Months Ended June 30, 2018
	Activision	Blizzard	King	Non- reportable segments	Elimination of intersegment revenues[3]	Total
Net Revenues by Geographic Region:
Americas	$859	$473	$637	$—	$(3)	$1,966
EMEA[1]	504	325	305	108	(3)	1,239
Asia Pacific	102	199	101	—	—	402
Total consolidated net revenues	$1,465	$997	$1,043	$108	$(6)	$3,607

Change in deferred revenues[2]:
Americas	$(471)	$—	$(3)	$—	$—	$(474)
EMEA[1]	(295)	(14)	(4)	10	1	(302)
Asia Pacific	(48)	(13)	—	—	(1)	(62)
Total change in deferred revenues	$(814)	$(27)	$(7)	$10	$—	$(838)

Segment net revenues:
Americas	$388	$473	$634	$—	$(3)	$1,492
EMEA[1]	209	311	301	118	(2)	937
Asia Pacific	54	186	101	—	(1)	340
Total segment net revenues	$651	$970	$1,036	$118	$(6)	$2,769

1                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

For the Trailing Twelve Months Ended June 30, 2018

(Amounts in millions)

					Trailing Twelve Months Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018

GAAP Net Income (Loss)[1]	$188	$(584)	$500	$402	$506
Interest and other expense (income), net	37	36	28	26	127
Provision for income taxes[2]	32	769	67	6	874
Depreciation and amortization	220	219	155	112	706
EBITDA	477	440	750	546	2,213

Share-based compensation expense[3]	47	58	53	57	215
Fees and other expenses related to the King Acquisition[4]	3	3	—	—	6
Restructuring costs[5]	—	5	—	—	5
Other non-cash charges[6]	(1)	—	—	—	(1)
Discrete tax-related items[7]	—	39	—	—	39
Adjusted EBITDA	$526	$545	$803	$603	$2,477

Change in deferred net revenues and related cost of revenues[8]	$132	$441	$(373)	$(182)	$18

1                    We adopted a new revenue accounting standard in the first quarter of 2018. The impacts of the new revenue accounting standard are reflected in our financial information as for the fiscal quarters beginning in 2018. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of 2018 for additional information.

2                    Provision for income taxes for the three months ended December 31, 2017 and June 30, 2018 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

3                    Includes expenses related to share-based compensation.

4                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5                    Reflects restructuring charges, primarily severance costs.

6                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

7                    Reflects the impact of other unusual or unique tax-related items and activities.

8                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year % Increase (Decrease)
	June 30,	September 30,	December 31,	March 31,	June 30,
	2017	2017	2017	2018	2018
Cash Flow Data
Operating Cash Flow	$265	$379	$1,158	$529	$9	(97)%
Capital Expenditures	31	34	69	31	30	(3)
Non-GAAP Free Cash Flow[1]	234	345	1,089	498	(21)	(109)

Operating Cash Flow - TTM[2]	1,991	1,914	2,213	2,331	2,075	4
Capital Expenditures - TTM[2]	117	123	155	165	164	40
Non-GAAP Free Cash Flow - TTM[2]	$1,874	$1,791	$2,058	$2,166	$1,911	2%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended September 30, 2016, three months ended December 31, 2016, and three months ended March 31, 2017, were $456 million, $859 million, and $411 million, respectively.  Capital Expenditures for the three months ended September 30, 2016, three months ended December 31, 2016, and March 31, 2017, were $28 million, $37 million, and $21 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending September 30, 2018 and Year Ending December 31, 2018

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	September 30, 2018	December 31, 2018

Net Revenues[1]	$1,490	$7,355
Change in deferred revenues[2]	$125	$120

Earnings Per Diluted Share (GAAP)	$0.16	$1.84
Excluding the impact of:
Share-based compensation[3]	0.09	0.34
Amortization of intangible assets[4]	0.11	0.48
Loss on extinguishment of debt[5]	0.05	0.05
Income tax impacts from items above[6]	(0.04)	(0.22)
Discrete tax-related items[7]	—	(0.03)
Earnings Per Diluted Share (Non-GAAP)	$0.37	$2.46

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[8]	$0.10	$0.12

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects losses to be recognized from early extinguishment of debt.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities recognized during the three months ended June 30, 2018.  Refer to our Form 10-Q for the second quarter of 2018 for additional information.

8                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.